SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2002

OmniComm Systems, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-25203 (Commission File Number)	11-3349762 (IRS Employer Identification No.)

2555 Davie Road, Suite 110-B, Davie, FL (Address of Principal Executive Offices)	33317 (Zip Code)

(954) 473-1254

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.

In a press release dated June 7, 2002, OmniComm Systems, Inc. (OTC:BB: OMCM) announced organizational changes. OmniComm has named Cornelis Wit CEO. Mr. Wit has been a member of the Company’s Board of Directors since November 1999. Dr. David Ginsberg has resigned as President and CEO, and will step down from the Company’s Board of Directors. Dr. Ginsberg will become President of the Company’s Medical Advisory Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNICOMM SYSTEMS, INC.

Dated: June 7, 2002	By: /s/ Cornelis Wit

Cornelis Wit Chief Executive Officer and Director

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